Exhibit 4.2

RIGHTS CERTIFICATE #:	NUMBER OF RIGHTS:

THE TERMS AND CONDITIONS OF THE RIGHTS OFFERING ARE SET FORTH IN THE PARTNERSHIP'S PROSPECTUS SUPPLEMENT DATED SEPTEMBER 27, 2011 (THE "PROSPECTUS") AND ARE INCORPORATED HEREIN BY REFERENCE.   COPIES OF THE PROSPECTUS ARE AVAILABLE UPON REQUEST FROM PHOENIX ADVISORY PARTNERS, LLC, THE INFORMATION AGENT.

Blueknight Energy Partners, L.P.
Organized under the laws of the State of Delaware

TRANSFERABLE SUBSCRIPTION RIGHTS CERTIFICATE

Evidencing Transferable Subscription Rights to Purchase Series A Preferred Units of Blueknight Energy Partners, L.P.     Cusip 09625U117
Subscription Price: $6.50 per Series A Preferred Unit

THE SUBSCRIPTION RIGHTS WILL EXPIRE IF NOT EXERCISED ON OR BEFORE
5:00 P.M., NEW YORK CITY TIME, ON OCTOBER 31, 2011, UNLESS EXTENDED

REGISTERED
         OWNER:

THIS CERTIFIES THAT the registered owner whose name is inscribed hereon is the owner of the number of transferable subscription rights (“Rights”) set forth above. Each whole Right entitles the holder thereof to subscribe for and purchase one Series A Preferred Unit of Blueknight Energy Partners, L.P., a Delaware limited partnership, at a subscription price of $6.50 per Series A Preferred Unit (the “Basic Subscription Right”),  pursuant  to  a  rights  offering  (the “Rights Offering”), on the terms and subject to the conditions set forth in the Prospectus and the “Instructions as to Use of Blueknight Energy Partners, L.P. Subscription Rights Certificates” accompanying this Subscription Rights Certificate.   If any Series A Preferred Units available for purchase in the Rights Offering are not purchased by other holders of Rights pursuant to the exercise of their Basic Subscription Right (the “Excess Units”), any Rights holder that exercises its Basic

Subscription Right in full may subscribe for a number of Excess Units pursuant to the terms and conditions of the Rights Offering, subject to proration, as described in the Prospectus (the “Over-Subscription Right”).   The Rights represented by this Subscription Rights Certificate may be exercised by completing Form 1 and any other appropriate forms on the reverse side hereof and by returning the full payment of the subscription price for each Series A Preferred Unit in accordance with the “Instructions as to Use of Blueknight Energy Partners, L.P. Subscription Rights Certificates” that accompany this Subscription Rights Certificate.

This Subscription Rights Certificate is not valid unless countersigned by the subscription agent and registered by the registrar.

Witness the signatures of the duly authorized officers of Blueknight Energy Partners G.P., L.L.C., the general partner of Blueknight Energy Partners, L.P.

Dated:

	Chief Executive Officer	Chief Financial Officer and Secretary

DELIVERY OPTIONS FOR SUBSCRIPTION RIGHTS CERTIFICATE

Delivery other than in the manner or to the addresses listed below will not constitute valid delivery.
If delivering by hand: American Stock Transfer & Trust Company, LLC Attn: Reorganization Department 59 Maiden Lane New York, New York 10038	If delivering by mail or overnight courier: American Stock Transfer & Trust Company, LLC Operations Center Attn: Reorganization Department 6201 15th Avenue Brooklyn, New York 11219

PLEASE PRINT ALL INFORMATION CLEARLY AND LEGIBLY.

FORM 1-EXERCISE OF SUBSCRIPTION RIGHTS

To subscribe for Series A Preferred Units pursuant to your Basic Subscription Right, please complete lines (a) and (c) and sign under Form 4 below.  To subscribe for Series A Preferred Units pursuant to your Over-Subscription Right, please also complete line (b) and sign under Form 4 below.  To the extent you subscribe for more Series A Preferred Units than you are entitled under either the Basic Subscription Right or the Over-Subscription Right, you will be deemed to have elected to purchase the maximum number of Series A Preferred Units for which you are entitled to subscribe under the Basic Subscription Right or Over-Subscription Right, as applicable.

(a) EXERCISE OF BASIC SUBSCRIPTION RIGHT:

I apply for		Series A Preferred Units	x $6.50	=	$ __________
	(no. of new Series A Preferred Units)		(subscription Price)		(amount enclosed)

(b) EXERCISE OF OVER-SUBSCRIPTION RIGHT

If you have exercised your Basic Subscription Right in full and wish to subscribe for additional Series A Preferred Units pursuant to your Over-Subscription Right

(NOTE: ANY PRORATION FOR OVER-SUBSCRIPTION RIGHT WILL BE CALCULATED BASED ONLY ON THE NUMBER OF RIGHTS EXERCISED HEREIN PURSUANT TO THE HOLDER’S BASIC SUBSCRIPTION RIGHT AND WILL NOT INCLUDE ANY OTHER RIGHTS EXERCISED BY SUCH HOLDER):

I apply for		Series A Preferred Units	x $6.50	=	$ __________
	(no. of new Series A Preferred Units)		(subscription Price)		(amount enclosed)

(c)	Total Amount of Payment Enclosed =	$_____________________________
(total at line (a) plus total at line (b))

METHOD OF PAYMENT (CHECK ONE)

☐	Check or bank draft payable to “American Stock Transfer & Trust Company, LLC as Subscription Agent, FBO Blueknight Energy Partners, L.P.”

☐
Wire transfer of immediately available funds directly to the account maintained by American Stock Transfer & Trust Company, LLC, as Subscription Agent, for purposes of accepting subscriptions in this Rights Offering at JPMorgan Chase Bank, 55 Water Street, New York, New York 10005, ABA #021000021, Account # 530-354624 American Stock Transfer & Trust Company, LLC FBO Blueknight Energy Partners, L.P., with reference to the rights holder's name.

FORM  2-TRANSFER  TO  DESIGNATED  TRANSFEREE

To transfer your Rights to another person, complete this Form 2 and have your signature guaranteed under Form 5.

For value received ______________ of the Rights represented by this Subscription Rights Certificate are assigned to:

Social Security #

Signature(s)

IMPORTANT: The signature(s) must correspond with the name(s) as printed on the reverse of this Subscription Rights Certificate in every particular, without alteration or enlargement, or any other change whatsoever.

FORM 3-DELIVERY TO DIFFERENT ADDRESS

If you wish for the Series A Preferred Units into which your Rights are exercisable, acertificate representing unexercised Rights or the proceeds of any sale of Rights to be delivered to an address different from that shown on the face of this Subscription Rights Certificate, please enter the alternate address below, sign under Form 4 and have your signature guaranteed under Form 5.

________________________________________________________________

________________________________________________________________

________________________________________________________________

FORM 4-SIGNATURE

TO SUBSCRIBE: I acknowledge that I have received the Prospectus for this Rights Offering and I hereby irrevocably subscribe for the number of Series A Preferred Units indicated above on the terms and conditions specified in the Prospectus.

Signature(s): ______________________________________________________

IMPORTANT: The signature(s) must correspond with the name(s) as printed on the reverse of this Subscription Rights Certificate in every particular, without alteration or enlargement, or any other change whatsoever.

FORM 5-SIGNATURE GUARANTEE

This form must be completed if you have completed any portion of Forms 2 or 3.

Signature Guaranteed:
(Name of Bank or Firm)

By:
(Signature of Officer)

IMPORTANT:  The signature(s) should be guaranteed by an eligible guarantor institution (bank, stock broker, savings & loan association or credit union) with membership in an approved signature guarantee medallion program pursuant to Securities and Exchange Commission Rule 17Ad-15.

FOR INSTRUCTIONS ON THE USE OF BLUEKNIGHT ENERGY PARTNERS, L.P. SUBSCRIPTION RIGHTS CERTIFICATES, CONSULT PHOENIX ADVISORY PARTNERS, LLC THE INFORMATION AGENT, AT (877) 478-5038.